Exhibit 10.16
THE TJX COMPANIES, INC.
LONG RANGE PERFORMANCE INCENTIVE PLAN
409A Amendment
     Pursuant to Section 12 of The TJX Companies, Inc. Long Range Performance Incentive Plan (as amended, the “Plan”), the Plan is hereby amended effective January 1, 2008 as follows:
1. A new sentence is hereby inserted between the first and second sentences of the second paragraph of Section 7(c), which sentence shall read in its entirety as follows:
“Notwithstanding the foregoing, no participant will be deemed to have a nonforfeitable right to payment of any prorated Award until the end of such Performance Cycle, and then only to the extent provided under the terms of such Award.”
2. A new sentence is hereby added to the end of second paragraph of Section 7(d), which sentence shall read in its entirety as follows:
“Notwithstanding the foregoing, no participant will be deemed to have a nonforfeitable right to payment of any prorated Award until the end of such Performance Cycle, and then only to the extent provided under the terms of such Award.”
3. A new sentence is hereby inserted between the first and second sentences of Section 8, which sentence shall read in its entirety as follows:
“Notwithstanding the foregoing, no participant will be deemed to have a nonforfeitable right to payment of any prorated Award until the end of such Performance Cycle, and then only to the extent provided under the terms of such Award.”
4. A new Section 8A is hereby added to read in its entirety as follows:
“8A. Payment
As soon as practicable after the end of each Performance Cycle and the valuation of the award for such Performance Cycle, but in no event later than two and one-half (2 1/2) months after the later of the end of the calendar year or the fiscal year of the Company in which such Performance Period ends, payment (including, for the avoidance of doubt, any prorated payment made pursuant to Sections 7(c) and 7(d) and Section 8) shall be made in cash with respect to the award earned by each Participant for such Performance Cycle. Any such payment shall be subject to applicable withholding as set forth in Section 16 below. Payments hereunder are intended to constitute short-term deferrals exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and shall be construed and administered accordingly.”

IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this Amendment to be executed in its name and behalf by its officer thereunto duly authorized.

THE TJX COMPANIES, INC.

By:	/s/ Jeffrey G. Naylor

Title:	Chief Administrative Officer

Dated: December 19, 2008